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          NATIONSBANK
          CORPORATE BANKING                            TEL 305 577-5780
          P. O. BOX 010831 ??????                      FAX 305 577-5745
          MIAMI, FL. 33101-0831
                                                                   EXHIBIT 10(f)


NATIONSBANK


     March 7, 1995



     Mr. Terry Mayotte
     Assistant Treasurer
     The Wackenhut Corp.
     1500 San Remo Avenue
     Coral Gables, FL 33146-3009

     Re:   Revolving Credit and Reimbursement Agreement Dated July 1, 1993.



     Dear Mr. Mayotte:

     NationsBank agrees to amend Section 7.10 of the above referenced agreement so that the fixed charge coverage ratio requirement for the period ending January 1, 1995 only will be 1.15:1.00 rather than the 1.75:1.00 indicated in the credit agreement.



     Sincerely,

     /s/ John A. Miller
     ----------------------------
     John A. Miller
     Vice President
     (305) 577-5422